Exhibit 99.2

MED-STAFF, INC.

Financial Statements

Period from January 1, 2003 to June 4, 2003 with Report of Independent Auditors

Report of Independent Auditors

To the Stockholders

Med-Staff, Inc.

We have audited the accompanying balance sheet of Med-Staff, Inc. as of June 4, 2003, and the related statements of income and comprehensive income, stockholders’ equity, and cash flows for the period from January 1, 2003 to June 4, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Med-Staff, Inc. at June 4, 2003, and the results of its operations and its cash flows for the period from January 1, 2003 to June 4, 2003, in conformity with accounting principles generally accepted in the United States.

Philadelphia, Pennsylvania

/s/ Ernst & Young LLP

July 2, 2003

Med-Staff, Inc.

Balance Sheet

June 4, 2003

Assets
Current assets:
Cash and cash equivalents	$6,048,863
Investments, at market value	126,495
Accounts receivable, net of allowance for doubtful accounts of $667,292	23,120,479
Prepaid expenses	864,794
Receivable – employees	99,778
Prepaid rents and deposits	719,953
Total current assets	30,980,362

Furniture, fixtures and equipment, net	546,752

Other:
Goodwill	272,636
Other	9,712
Total other assets	282,348

Total assets	$31,809,462

Med-Staff, Inc.

Balance Sheet (continued)

June 4, 2003

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,500,567
Accrued payroll and payroll taxes	3,523,030
Payable-related party	2,594
Deferred compensation	8,721,989
Total liabilities	16,748,180

Stockholders’ equity:
Common stock; $1.00 par value; 10,000 shares authorized and issued	10,000
Additional paid-in capital	56,320
Retained earnings	15,180,810
Accumulated other comprehensive loss	(36,181)
15,210,949
Less: treasury stock, 70 shares at cost	(149,667)
Total stockholders’ equity	15,061,282
Total liabilities and stockholders’ equity	$31,809,462

See accompanying notes.

Med-Staff Inc.

Statement of Income and Comprehensive Income

Period from January 1, 2003 to June 4, 2003

Revenues	$71,118,401
Cost of services	54,649,657
Gross profit	16,468,744
General and administrative expenses	13,620,965
Income from operations	2,847,779

Other income (expenses):
Interest, net	7,498
Gain on sale of investments	7,475
Total other income	14,973
Income before provision for state income taxes	2,862,752

Provision for state income taxes	1,299,000
Net income	1,563,752

Change in unrealized loss on investments	16,894
Comprehensive income	$1,580,646

See accompanying notes.

Med-Staff, Inc.

Statement of Stockholders’ Equity

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total

Balance at January 1, 2003	$100	$66,220	$30,943,063	$(53,075)	$(149,667)	$30,806,641
Net income	–	–	1,563,752	–	–	1,563,752
Distributions to shareholders	–	–	(17,326,005)	–	–	(17,326,005)
Decrease in unrealized loss on investments	–	–	–	16,894	–	16,894
Recapitalization adjustment	9,900	(9,900)	–	–	–	–
Balance at June 4, 2003	$10,000	$56,320	$15,180,810	$(36,181)	$(149,667)	$15,061,282

See accompanying notes.

Med-Staff, Inc.

Statement of Cash Flows

Period from January 1, 2003 to June 4, 2003

Cash flows from operating activities
Net income	$1,563,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	93,215
Provision for bad debt	182,109
Gain on sale of investments	(7,475)
Changes in operating assets and liabilities:
Accounts receivable	4,870,097
Receivable – employees	(34,000)
Prepaid expenses	443,470
Prepaid rents and deposits	377,772
Accounts payable and accrued expenses	3,100,428
Accrued payroll and payroll taxes	456,175
Advance from related company	216,740
Deferred compensation	3,000,910
Net cash provided by operating activities	14,263,193
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(128,198)
Purchases of investments	(28,198)
Proceeds from sales of invesments	27,353
Net cash used in investing activities	(129,043)
Cash flows from financing activities
Net repayment on stockholders’ line of credit	(3,000,000)
Distributions to shareholders	(17,326,005)
Net cash used in financing activities	(20,326,005)

Net decrease in cash and cash equivalents	(6,191,855)

Cash and cash equivalents at beginning of period	12,240,718

Cash and cash equivalents at end of period	$6,048,863
Supplemental disclosure of cash flow information
Cash paid during the year for:
State income taxes	$17,401
Interest	$13,542

See accompanying notes.

Med-Staff, Inc.

Notes to Financial Statements

June 4, 2003

1.   Organization and Basis of Presentation

Med-Staff, Inc. (“Med-Staff” or the “Company”) is a privately-held Pennsylvania company that provides healthcare staffing services to hospitals and long-term care facilities in the United States on a contractual basis. Med-Staff was founded in 1988 as a local per diem nurse-staffing agency to serve the Philadelphia nursing home market. During the 1990s, it expanded into travel nurse staffing for acute care facilities and by the end of 2000, Med-Staff was predominantly a travel nurse staffing business with substantially all of its revenue derived from hospitals. Recently, Med-Staff has also expanded its per diem business by establishing per diem offices in select regions.

Effective May 7, 2003, the Company, with the consent of its sole director and shareholders (“the Consent”), changed its authorized and issued common stock to 10,000 shares with a $1.00 par value per share. Concurrent with the Consent, the Phantom Stock units (Note 6), available and outstanding, were adjusted to reflect the appropriate capitalization of the Company.

On May 8, 2003, Med-Staff entered into an agreement to sell substantially all of its assets to Cross Country Nurses Inc. (Cross Country) for $104,000,000 plus an earn-out provision up to a maximum of $37,500,000 based on 2003 calendar year performance. The transaction was consummated on June 5, 2003, at which time, substantially all of the Company’s assets, liabilities and operations were sold to Cross Country. In connection with the sale, certain operating items were terminated and/or modified, including the lines of credit, phantom stock plan, Company and shareholder guarantees, and certain leases that are more fully discussed in Notes 5 and 7.

2.   Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company includes all cash amounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments with maturities of three months or less at the time of purchase to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash balances primarily at one financial institution. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. In the normal course of business, the Company may have deposits that exceed the insured balance.

Med-Staff, Inc.

Notes to Financial Statements (continued)

2.   Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable consist primarily of amounts owed from healthcare providers including hospitals and nursing homes. The Company performs ongoing credit evaluations of their customers’ financial conditions and, generally, does not require collateral. The Company provides an allowance for bad debts based on experience and specifically identified risks. Accounts receivable are charged off against allowance for bad debts when management determines that recovery is unlikely and the Company ceases collection efforts. Overall, based on the large number of customers in differing geographic areas throughout the United States, the Company believes the concentration of credit risk is limited. Accounts receivable is recorded net of an allowance for doubtful accounts.

Investments

The Company accounts for their investments in equity securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement requires securities which are available-for-sale to be carried at fair value, with changes in fair value recognized in accumulated other comprehensive income or loss, a separate component of stockholders’ equity. Realized gains and losses and declines in value judged to be other than temporary are included in net income.

Prepaid Rent and Deposits

The Company leases a number of apartments for their employees under short-term agreements, which coincide with each employee’s staffing contract. As a condition of these agreements, the Company prepays rent and places security deposits on the leased apartments. Prepaid rent and deposits relate to these short-term lease agreements.

Furniture, Fixtures and Equipment

Furniture, fixtures, and equipment are recorded at cost. Depreciation is determined on an accelerated method over the estimated useful lives of the assets, which range from five to seven years. Maintenance and minor repairs are charged to operations as incurred.

Med-Staff, Inc.

Notes to Financial Statements (continued)

2.   Summary of Significant Accounting Policies (continued)

Goodwill

Goodwill represents the excess of purchase price over the fair value of net assets acquired. The Company follows the provision of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), to account for goodwill. Goodwill is tested at least annually for impairment. The test for impairment uses a fair-value based approach, whereby if the implied fair value of a reporting unit’s goodwill is less than its carrying amount, goodwill would be considered impaired. Fair value estimates are based upon the discounted value of estimated future cash flows. The test for impairment was not performed during the period from January 1, 2003 to June 4, 2003, however, management believes the sale price of the Company’s assets supports the recorded amount of goodwill; accordingly, the Company did not incur an impairment charge for the period from January 1, 2003 to June 4, 2003.

Income Taxes

The Company has elected to be treated as a subchapter “S” corporation as defined in the Internal Revenue Code. Therefore, the Company will not be liable for corporate income taxes on their taxable income. Instead, the stockholders are liable for individual income taxes on the Company’s taxable income.

The Company incurs state income taxes in states that do not recognize the subchapter “S” status and the financial statements include a provision for the state income tax effect of transactions reported in the financial statements. In addition, the provision includes an estimate for state taxes relating to built-in gains resulting from the Company’s conversion from “C” to “S” status.

Revenue Recognition

Revenue from services consists primarily of temporary staffing revenues. The Company recognizes revenue when services are rendered. Accordingly, accounts receivable includes an accrual for employees’ time worked but not yet invoiced. At June 4, 2003, the amount accrued is approximately $2,273,000, all of which was billed subsequent to the period end. The Company is compensated for the services provided at predetermined hourly rates negotiated with their customers, without regard to the Company’s cost of providing these services.

Med-Staff, Inc.

Notes to Financial Statements (continued)

2.   Summary of Significant Accounting Policies (continued)

Cost of Services

The Company’s healthcare professional employees work under a contract. Contract employees are hourly employees whose contract specifies the hourly rate they will be paid, including applicable overtime, and any other benefits they are entitled to receive during the contract period. The Company assumes all employee costs including payroll, payroll taxes, benefits, professional liability insurance, and Occupational Safety and Health Administration, or OSHA, requirements, as well as any travel and housing arrangements.

The Company provides housing in apartments leased by the Company and pay for travel for their contract employees. The Company’s contract with the healthcare professional obligates them to provide these services to the healthcare professional.

Reserves for Professional Liability Claims

Professional liability insurance coverage is provided under a “claims made” policy. Under a “claims made” policy, annual premiums afford a company insurance coverage for those claims that both occur and are filed during the policy year. The Company records its estimate of claims incurred but not reported based on comparative company loss histories and normative industry statistics. The ultimate cost of professional liability claims will depend on actual costs incurred to resolve the claims and may differ from the amounts reserved by the Company for those claims.

Advertising

Advertising costs are expensed as incurred. Advertising costs for the period from January 1, 2003 to June 4, 2003 were approximately $439,000.

Estimated Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, and accrued payroll and related taxes approximate fair value because of their short maturity. The carrying amount of the amount outstanding under the lines of credit approximates fair value because the interest rate is tied to a quoted variable market rate index. The carrying amount of the deferred compensation is based on the estimate of the fair value of the underlying common stock.

Med-Staff, Inc.

Notes to Financial Statements (continued)

3.   Investments

At June 4, 2003, the Company owned available-for-sale equity investments with a fair value of $126,495 and a cost basis of $162,676, which resulted in unrealized losses of $36,181. The decrease in net unrealized loss on available-for-sale equity investments is charged to other comprehensive income and was $16,894 for the period from January 1, 2003 to June 4, 2003.

4.   Furniture, Fixtures and Equipment

Furniture, fixtures and equipment consist of the following at June 4, 2003:

Furniture and fixtures	$271,334
Equipment	1,092,111
Total furniture, fixtures and equipment	1,363,445
Less accumulated depreciation	816,693
Net furniture, fixtures and equipment	$546,752

5.   Lines of Credit

Line of Credit – Bank

At June 4, 2003, the Company maintains a $2,200,000 line of credit with a bank. Outstanding borrowings accrue interest at the bank’s prime rate, as defined, less one percent (3.25% at June 4, 2003). The line of credit matured on June 30, 2003, and was not renewed. Outstanding borrowings are secured by substantially all of the Company’s assets and the stockholders’ guarantee of the facility. At June 4, 2003, there were no outstanding borrowings on the line of credit.

Line of Credit – Stockholders

Through June 4, 2003, the Company had available a line of credit of $3,000,000 from stockholders. Interest was payable monthly at the prime rate of the bank, as defined, providing the line of credit less one percent (3.25% at June 4, 2003). The line of credit was subordinate to the bank line of credit. There were no outstanding borrowings on this line of credit at June 4, 2003.

Med-Staff, Inc.

Notes to Financial Statements (continued)

6.   Phantom Stock Plan – Deferred Compensation

Med-Staff has a nonqualified deferred compensation agreement with certain key employees. Awards under the Phantom Stock Plan (the Plan) are granted in units. The maximum number of units that may be awarded under the Plan has been limited to an amount equivalent to 11% of the aggregate number of issued and outstanding shares of common stock (1,100 at June 4, 2003).

Units became 100% vested commensurate with the sale of substantially all Company assets to Cross Country. The units will be redeemed subsequent to June 4, 2003 at their fair market value, which is the value of a share of common stock, and the Plan will terminate.

As of June 4, 2003, 872.2 units were granted and fully vested. The amount accrued under the Plan at June 4, 2003 was $8,721,989. Deferred compensation expense associated with the pro rata vesting of units was $3,000,910 for the period ended June 4, 2003.

7.   Related Party Transactions

The Company sublets a portion of its office space to a related party. The rent was allocated based on the percentage of space used but is not subject to a formal lease. The amount of rent charged to the related party for the period from January 1, 2003 to June 4, 2003 was approximately $46,000, and is included in the amount due from/to its related company and netted against rent expense.

The Company accrues interest on amount due from a related party. The Company recorded interest income of $2,018 on the amount due from the related party for the period from January 1, 2003 to June 4, 2003.

The Company is guarantor for borrowings under $6,100,000 of credit facilities maintained by an affiliate and stockholders. At June 4, 2003, there were no outstanding borrowings under the credit facilities. Each facility accrues interest at the Company’s bank’s prime rate, as defined, less one percent (3.25% at June 4, 2003).

8.   Leases

The Company leases office space under various noncancelable operating leases. Rent expense paid under these leases (net of sublease revenue) amounted to approximately $427,000 for the period from January 1, 2003 to June 4, 2003.

Med-Staff, Inc.

Notes to Financial Statements (continued)

8.   Leases (continued)

The following is a summary of future minimum payments for the noncancelable operating leases described above for the periods ending December 31:

	Gross	Sublease Revenue	Net

June 5, to December 31, 2003	$575,398	$53,059	$522,339
2004	892,135	89,000	803,135
2005	805,552	91,000	714,552
2006	407,894	54,000	353,894
Total	$2,680,979	$287,059	$2,393,920

9.   401(k) Plan

The Company maintains a 401(k) retirement plan for substantially all of its employees. The plan allows eligible employees to defer a portion of their annual compensation pursuant to Section 401(k) of the Internal Revenue Code. The Company matches approximately 25% of the employees’ contributions up to 5%. The Company’s 401(k) expense was $47,327 for the period from January 1, 2003 to June 4, 2003.

10.  Litigation

The Company is, from time to time, involved in various legal proceedings. Management is currently aware of two proceedings, which they believe are without merit and believe the outcome would not materially affect the Company’s financial position or results of operations.